EXHIBIT  6.2

I, Silvia Orellana , hereby resign as a director officer of ZOW, Inc. a Nevada corporation in order to pursue other interests, effective this 30th day of September 2003 in order to pursue other interest.



/s/  Silvia  Orellana
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Silvia  Orellana